EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER

I, Edward J. Brynes, Chief Financial Officer of Genius Products, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)
The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A of the Registrant for the period ended December 31, 2007 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Edward J. Brynes
Edward J. Brynes
Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated:  March 25, 2009